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                                   AGREEMENT

        AGREEMENT made this 19th day of January, 1998, between HENRY ISRAEL, Israeli Identity No.: 030203425, residing at 39 Ben Zakai Street, Bnei Barak, Israel (hereinafter "HI") on the one hand, and TTR TECHNOLOGIES LTD., an Israeli company, registered No: 51-205917-1, with offices at 2 Hanagar Street, Kfar Saba, Israel (hereinafter "TTR LTD.") and TTR Inc., a Delaware corporation with offices at 2 Hanager Street, Kfar Saba, Israel (hereinafter "TTR INC." (TTR
Ltd. and TTR Inc., collectively hereinafter referred to as "TTR Companies") on the other hand.

                               W I T N E S S E T H


        WHEREAS, the parties have previously entered into an agreement dated as of May 6, 1997 resolving certain outstanding disputes among them (hereinafter, the "PREVIOUS AGREEMENT").

        WHEREAS, pursuant to section 1.2 (ii) of the Previous Agreement, the parties agree that the TTR Companies, jointly and severally, are indebted to HI an aggregate amount of US $157,344 (one hundred fifty seven thousand, three hundred and forty four) (hereinafter, the "DEBT"), in respect of the sale of Shares (as defined in the Previous Agreement) and related costs;

        WHEREAS, the TTR Companies have requested HI to postpone the payment of a part of the Debt, according to the terms set forth in this Agreement.

        WHEREAS, HI has agreed, to the suggested postponement by the TTR Companies, subject to the terms set forth in this Agreement.

        WHEREAS, the parties agree hereafter as follows:

1. PAYMENT OF THE DEBT & GUARANTEE. The TTR Companies shall deliver to HI, upon signing of this Agreement the following:

        1.1 A wire transfer, instructed by TTR Inc. at the date first written above, in the amount of US $57,344 (fifty seven thousand, three hundred and forthy four), to Dollar Account No. 072626, Branch No. 655 - Bnei Barak of Bank Hapoalim Ltd. (herein after "THE ACCOUNT"). Promptly upon wiring, Ophir Keshet Adv. will be provided with notice from TTR Inc's Bank that the foregoing amount was wired to the Account as herein provided. It is hereby agreed and clarified that the fulfillment of the obligation of the TTR Companies under this section 1.1 shall be deemed to be executed, only upon the full and complete execution of the wire transfer.

        1.2 A cheque, issued by TTR Inc., at the amount of 105,000 US Dollars (one hundred and five thousand US Dollars) (100,000 $ plus 5,000 $ interest) payable on the 15th day of June, 1998 (hereinafter "THE TTR DEFERRED CHECKQUE"). It is hereby agreed and clarified that the fulfillment of the obligation






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                                          -2-

               of the TTR Companies under this secton 1.2 shall be deemed to be executed, only upon the full and complete redemption of the TTR Deferred Cheque.

        1.3 Two irrevocable, unconditonal and autonomic Bank Guarantees, at the aggregate amount of US $ 105,000 (one hundred and five thousand) issued by The First International Bank Ltd., that secure any and all obligations of the TTR Companies under secton
               1.2 above. It is hereby clarified and agreed that the Bank Guarantees shall be redeemable in whole, upon any breach of section 1.2 above. The Bank Guarantees shall be canceled and/or returned to TTR Companies only upon the full and complete fulfillment of TTR Companies obligations under section 1.2 above. It is further clarified and agreed that both Bank Guarantees may be exercised in favor of HI, only upon written notice from Ophir Keshet Adv., given to Aboudi & Brounstein, Adv. and the Issuing Bank, to the effect that any violation of section 1.2 above, has occurred.

2. AVOIDANCE OF ACTION. The parties hereby undertake to avoid any legal action, and not to file any claim, suit or request, inter alia any request for temporary and/or permanent injunctive relief, with any court, civil or religious, regarding the Debt or any other matter regulated in this Agreement. Each of HI on the one hand and the TTR Companies on the other hand shall be released from their undertakings under this section 2, upon any violation of this agreement by the other party.

3. UNDERTAKINGS OF THE TTR COMPANIES. In the event that it is established that the TTR Companies or any one of them, or any officer thereof or any other person acting upon their express behest (hereinafter, the "OFFICERS") has in fact violated and/or caused the TTR Companies to violate, any of the terms of section 2 above, HI will be owed, by the TTR Companies, jointly and severally, an additional amount of 50,000 US $ (fifty thousand), as liquidation damages, for HI's consent to postpone the payment of a part of the Debt as set forth herein, and damages inflicted to him thereunder. For avoidance of doubt it is hereby agreed and clarified that, for the purpose of this section 3, any acton of any of the Officers shall be deemed to be an action of the TTR Companies.

4. MUTUAL RELEASES. Upon the full and complete execution of this agreement, each of the TTR Companies and HI, individually, hereby absolutely and unconditionally releases and forever discharges any of the other parties, their respective officers, directors, employees, agents, attorneys, insurers, successors, and assign from any and all claims, demands, rights and causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, including, without limitation, any claims arising under the Previous Agreement, arising prior to or concurrent with the date thereof, that any of the parties has from and/or against any of the other parties.

5. APPLICABLE LAW & JURISDICTION. This Agreement shall be governed solely by the laws of the state of Israel. The civil court in Tel-Aviv - Jaffa shall expressly retain exclusive Jurisdiction over any dispute arising out of, or in connection with this Agreement.

6. RELIANCE AND COMPLETE AGREEMENT. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral, all subject to the complete and full fulfillment of terms contained therein.

7. MODIFICATION. The terms of this Agreement may be modified only upon written consent of the parties.






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        IN WITNESS WHEREOF, each of the parties has set forth his signature as of the date first written above.

TTR TECHNOLOGIES LTD.          TTR INC.                   H. ISRAEL

By:                            By:                        By: H. ISRAEL
   ------------------             --------------------       ----------------
Title:                         Title:                        19 JAN 98



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